                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Consolidated Freightways Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            Notice of Annual Meeting

                                      and

                                Proxy Statement

                         Annual Meeting of Shareholders

                                  May 15, 2001

                 [LOGO OF CONSOLIDATED FREIGHTWAYS CORPORATION]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                [LOGO OF CONSOLIDATED FREIGHTWAYS CORPORATION]

16400 S.E. CF Way                                       Telephone: 360/448-4000
Vancouver, WA 98683

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Tuesday, May 15, 2001
                       10:00 A.M., Pacific Daylight Time
     The Heathman Lodge, 7801 N.E. Greenwood Drive, Vancouver, Washington

DEAR SHAREHOLDER:

  The Annual Meeting of Shareholders of Consolidated Freightways Corporation ("the Company") will be held at 10:00 A.M., Pacific Daylight Time, on Tuesday, May 15, 2001, at The Heathman Lodge, 7801 N.E. Greenwood Drive, Vancouver, Washington, to:

  1. Elect three Group 2 directors for a three-year term;

  2. Ratify appointment of Arthur Andersen LLP as independent auditors of the Company for 2001; and

  3. Transact any other business properly brought before the meeting and any adjournment or postponement thereof.

  Shareholders of record at the close of business on March 16, 2001, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, 16400 S.E. CF Way, Vancouver, Washington, 98683, from May 4, 2001, until the date of the Annual Meeting.

  Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

                                          Sincerely,
                                          /s/ MARYLA R. FITCH
                                          MARYLA R. FITCH
                                          Vice President and Secretary

April 3, 2001

                     CONSOLIDATED FREIGHTWAYS CORPORATION

                               16400 S.E. CF Way
                          Vancouver, Washington 98683
                            Telephone: 360/448-4000

                                PROXY STATEMENT

The Annual Meeting

  The Annual Meeting of Shareholders of Consolidated Freightways Corporation will be held on May 15, 2001, at The Heathman Lodge, 7801 N.E. Greenwood Drive, Vancouver, Washington. At this meeting, shareholders will be asked to elect three directors, to ratify the appointment of Arthur Andersen LLP as independent auditors for 2001, and to transact such other business as may properly come before the meeting. Shareholders of record at the close of business on March 16, 2001, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. This proxy statement, accompanying proxy and Annual Report of the Company are first being sent to shareholders on or about April 3, 2001. The Annual Report is not part of this proxy soliciting material.

Board of Directors' Recommendations

  The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the three nominees for directors and for the ratification of appointment of Arthur Andersen LLP as independent auditors of the Company for 2001.

Proxy Voting Procedures

  To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in favor of the three directors nominated and for the ratification of appointment of Arthur Andersen LLP as independent auditors of the Company. The Board of Directors does not know of any other matters to be presented at the meeting. If any other matters are properly presented, the persons named on the accompanying proxy will vote according to their best judgment.

Voting Requirements

  The holders of a majority of the outstanding shares of Common Stock of the Company must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. The three nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. If a proxy or ballot indicates that a shareholder, broker or other nominee abstains from voting or that shares are not to be voted, the shares will be counted for purposes of establishing a quorum, but will not be counted as votes cast in determining the outcome. Therefore, abstentions and "non-votes" will not affect the outcome of any vote. Votes will be counted by employees of The Bank of New York which has been engaged to act as inspector of elections.

Voting Shares Outstanding

  At the close of business on March 16, 2001, the record date for the Annual Meeting, there were outstanding and entitled to vote 21,851,835 shares of Common Stock. Each share of Common Stock has the right to one vote.

Proxy Voting Convenience

  You are encouraged to exercise your right to vote by returning to the Company a properly executed proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

Revocability of Proxies

  You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy to the Secretary of the Company at the Company's principal office, 16400 S.E. CF Way, Vancouver, Washington, 98683; or (3) attend the meeting and vote in person. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Pursuant to the Certificate of Incorporation, the Board of Directors of the Company has set the number of Directors of the Company at eight. The Company has three groups of directors, each of whom is elected for a three-year term. Group 3 directors will be elected in 2002 and Group 1 directors will be elected in 2003. The remaining directors may fill vacancies that occur prior to the expiration of a three-year term.

  The following persons are the nominees of the Board of Directors for election as Group 2 directors to serve for a three-year term until the Annual Meeting of Shareholders to be held in the year 2004 and until their successors are duly elected and qualified:

                               Patrick H. Blake
                               Paul B. Guenther
                               William D. Walsh

  If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve.

          The Board of Directors Recommends a Vote "For" All Nominees

Nominees for Terms Expiring in 2004

Patrick H. Blake -- age 51

  President and Chief Executive Officer of the Company since May 2000. He previously was Executive Vice President and Chief Operating Officer of the Company. He joined the Company in 1969 as a dockman and moved into a series of supervisory and management positions in 1975. He was named Executive Vice President in 1994. Director of the Company since 2000.

Paul B. Guenther -- age 60

  Retired President of PaineWebber Group, Inc. (a full-service securities firm) from 1994 to 1995 and President of PaineWebber Incorporated (a full-service securities firm) from 1988 to 1995. Mr. Guenther is a director of Gabelli Asset Management Inc. (a mutual fund management company) and a volunteer executive or director of a number of not-for-profit organizations. He is a member of the Company's Audit Committee. Director of the Company since 1996.

William D. Walsh -- age 70

  Chairman of Sequoia Associates, LLC (a private investment firm) since 1982. He is Chairman of the Board of privately held Clayton Group, Inc. and Newell Industrial Corporation; and a director of privately held Ameriscape, Inc. and Bemiss-Jason Corp., and publicly held Crown Vantage, Inc., Unova, Inc. and URS Corporation. Mr. Walsh is Chairman of the Board of the Company and a member of the Company's Audit and Compensation Committees. Director of the Company since 1996.

Directors with Terms Expiring in 2002

Robert W. Hatch -- age 62

  Chairman and Chief Executive Officer of Cereal Ingredients, Inc. (a specialty ingredient manufacturer, providing fat-free and high fiber products) since 1991. He also served as Chairman of the Board of Chromcraft Revington (a diversified furniture manufacturer) from 1992 to 1993, and Chairman, President, and Chief Executive Officer of Mohasco (a manufacturer of upholstered and case goods furniture) from 1989 to 1992. Mr. Hatch is Chairman of the Company's Compensation Committee. Director of the Company since 1996.

Raymond F. O'Brien -- age 78

  Chairman Emeritus of CNF Inc. since 1995. He served as President of CNF (a diversified transportation services company), the former parent of the Company, from 1975 through 1988 and as Chief Executive Officer of CNF from 1977 to 1988 and from 1990 to 1991. Mr. O'Brien also served as Chairman of the Board of CNF from 1979 through 1995. Mr. O'Brien is a member of the Company's Compensation Committee. Director of the Company since 1996.

Directors with Terms Expiring in 2003

G. Robert Evans -- age 69

  Retired Chairman of Material Sciences Corporation (continuously processed, coated materials technologies) from 1991 to 1998. He remains a director of Material Sciences Corporation and is a director of Swift Energy Company. Mr. Evans was elected Vice Chairman and Chief Executive Officer of the Company on January 24, 2000, and relinquished the position of Chief Executive Officer on May 8, 2000. Director of the Company since 1996.

James B. Malloy -- age 73

  Retired Chairman of Smurfit Packaging Company from 1993 to 1998 and President and Chief Executive Officer of Jefferson Smurfit Corporation and its affiliate, Container Corporation of America (integrated multinational paper and packaging manufacturers) from 1980 to 1993. Mr. Malloy is a director of The Jefferson Smurfit Group PLC. He is a member of the Company's Compensation Committee. Director of the Company since 1996.

Henry C. Montgomery -- age 65

  Chairman of Montgomery Financial Services Corporation (a management consulting and financial services firm); Executive Vice President, Finance and Administration and Chief Financial Officer, Indus International, Inc. (enterprise asset management systems) from January 2000 to March 2001; interim

Executive Vice President, Finance and Administration (1999) and now a director of Spectrian Corporation (a manufacturer of cellular base station power amplifiers and power transistors); Executive Vice President of SyQuest Technology, Inc. (develops, manufactures and sells computer hard drives), from November 1996 through July 1997; President and Chief Executive Officer of New Media Corporation (privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry) from March 1995 until November 1996. Also a director of Catalyst Semiconductor and Swift Energy Company. Mr. Montgomery is Chairman of the Company's Audit Committee. Director of the Company since 2001.

                                  PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors and the Audit Committee have appointed Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001. Arthur Andersen LLP has audited the Company's financial statements since its spin-off as an independent company in 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares voting will be required to ratify the selection of Arthur Andersen LLP.

          The Board of Directors Recommends a "Vote" for the Proposal

              STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock by the directors (including the three nominees), the Named Executives (as defined in the Summary Compensation Table below), and by all directors and executive officers as a group, as of February 28, 2001. The beneficial ownership reported below includes all rights to acquire the Company's Common Stock that will or may vest within 60 days after February 28, 2001 and the Common Stock that will be issued under restricted stock awards when the restrictions lapse. Except as noted below, each person has sole voting and investment power (or shares such power with his spouse) over his shares listed below.

                                             Amount and Nature of    Percent of
Name of Beneficial Owner                   Beneficial Ownership(/1/) Class(/2/)
------------------------                   ------------------------- ----------
Patrick H. Blake..........................           227,555            1.04%

Patrick J. Brady..........................           101,573             *

W. Roger Curry............................           312,264            1.42%

G. Robert Evans...........................            93,789             *

Paul B. Guenther..........................            52,630             *

Robert W. Hatch...........................            20,793             *

James B. Malloy...........................            20,207             *

Henry C. Montgomery.......................               208             *

Raymond F. O'Brien........................            54,193             *

Thomas A. Paulsen.........................           119,662(/3/)        *

Stephen D. Richards.......................           157,051             *

William D. Walsh..........................           279,454            1.28%

Robert E. Wrightson.......................           166,013             *

All directors and executive officers as a
 group (15 persons).......................         1,622,421            7.19%

--------
*  Less than one percent of the Company's outstanding shares of Common Stock.

1. Restricted shares are not issued until restrictions lapse, at which time the holders will have the right to vote and dispose of such stock, unless receipt of the shares is deferred. Includes options that are exercisable within 60 days of February 28, 2001 and restricted shares as shown below:

      Name                                Exercisable Options Restricted Shares
      ----                                ------------------- -----------------
      Patrick H. Blake...................        50,250             69,000
      Patrick J. Brady...................        18,750             19,667
      W. Roger Curry.....................       100,000                -0-
      G. Robert Evans....................        58,021             21,667
      Paul B. Guenther...................         8,021              6,667
      Robert W. Hatch....................         8,021              6,667
      James B. Malloy....................         8,021              6,667
      Henry C. Montgomery................           208                -0-
      Raymond F. O'Brien.................         8,021              6,667
      Thomas A. Paulsen..................        28,500             47,667
      Stephen D. Richards................        26,875             54,667
      William D. Walsh...................        15,833             41,667
      Robert E. Wrightson................        26,875             54,667
      All directors and officers as a
       group (15 persons)................       369,427            337,086

2. The percent is calculated based on shares of Common Stock outstanding on February 28, 2001, except that a particular person's options (to the extent exercisable within 60 days of February 28, 2001) and restricted stock subject to forfeiture are deemed outstanding for the purpose of calculating the percentage of outstanding securities owned by that person, but are not deemed outstanding for calculating the percentage owned by another person.

3. Thomas A. Paulsen disclaims beneficial ownership of 30 shares that are held by his spouse.

                            PRINCIPAL SHAREHOLDERS

  As of February 28, 2001, based solely on the Company's review of Schedules 13D and 13G filed with the Securities and Exchange Commission and the Company's knowledge about the holdings by T. Rowe Price Trust Company, the trustee of the Company's 401(k) plans, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of the Company's Common Stock are set forth below. All such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission, except for information provided directly by T. Rowe Price Trust Company.


                                                Amount and Nature of   Percent
Name and Address                               Beneficial Ownership of of Class
----------------                               ----------------------- --------
T. Rowe Price Trust Company...................        5,127,297(/1/)    23.46%
 100 East Pratt Street
 Baltimore, MD 21202

Dimensional Fund Advisors Inc.................        1,749,550(/2/)     8.01%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

Four Partners.................................        1,316,250(/3/)     6.02%
 c/o Thomas J. Tisch
 667 Madison Avenue
 New York, NY 10021

Kevin Douglas and Cynthia Douglas.............        1,098,000(/4/)     5.02%
 4040 Civic Center Drive, Suite 530
 San Rafael, CA 94903

Ironwood Capital Management, LLC..............        1,093,450(/5/)     5.00%
 21 Custom House Street
 Boston, MA 02109

--------
1. T. Rowe Price Trust Company, the directed trustee under the Company's 401(k) plans (the "Trust Company"), has sole voting power over 0 shares, non-discretionary voting power over 5,127,297 shares, sole dispositive power over 0 shares, and non-discretionary dispositive power over 5,127,297 shares. Under the terms of the Company's agreements with the Trust Company, the Trust Company will vote the Company's shares in accordance with the direction of the participants in the Company's 401(k) plans or, if no instructions are received, in the same proportion as for all other shares of the same plan for which instructions are received. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, the Trust Company is deemed to be the beneficial owner of 5,127,297 shares of the Company's Common Stock. However, the Trust Company disclaims beneficial ownership of such shares.

2. Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power over 1,749,550 shares.

3. Four Partners has sole voting power and sole dispositive power over 1,316,250 shares. By virtue of their status as managing trustees of the trusts which are the general partners of Four Partners, Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch may be deemed to have indirectly shared power to vote or direct the vote, or to dispose or direct the disposition of, the 1,316,250 shares owned by Four Partners.

4. Kevin Douglas and Cynthia Douglas have shared voting power and shared dispositive power over 1,098,000 shares.

5. Ironwood Capital Management, LLC has shared voting power over 608,950 shares and shared dispositive power over 1,093,450 shares.

         INFORMATION ABOUT THE BOARD OF DIRECTORS AND BOARD COMMITTEES

  During 2000, the Board of Directors held seven meetings. The Board of Directors has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee. The Audit Committee held four meetings and the Compensation Committee held three meetings in 2000. Each director attended at least 75% of the meetings of the Board and the Committees of the Board on which he served.

  Audit Committee: The Audit Committee recommends to the Board of Directors the appointment of independent public auditors to perform the audit of the Company's accounting records and authorizes the performance of services by the accountants so appointed. The Committee reviews the annual audit of the Company by the independent public accountants, and, in addition, annually reviews the results of the examinations of accounting procedures and controls performed by the Company's internal auditors. During 2000, the Audit Committee consisted of John M. Lillie--Chairman, Paul B. Guenther and William D. Walsh. Mr. Lillie resigned from the Board and the Audit Committee on February 1, 2001. Henry C. Montgomery was elected to the Board and the Audit Committee on February 6, 2001. The Audit Committee is now comprised of Henry C. Montgomery--Chairman, Paul B. Guenther and William D. Walsh.

  Compensation Committee: The Compensation Committee approves the salaries and other compensation of the officers of the Company. The Committee determines the compensation policies and programs for officers and key personnel and incentive compensation for employees of the Company and its domestic subsidiaries. It oversees the administration of the Company's short-term and long-term incentive compensation plans and grants awards under the Company's 1996 Stock Option and Incentive Plan and the 1999 Equity Incentive Plan. The Committee also oversees the administration of the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. The members of the Compensation Committee are Robert W. Hatch-- Chairman, James B. Malloy, Raymond F. O'Brien and William D. Walsh.

                           COMPENSATION OF DIRECTORS

  Directors' fees are paid to non-employee directors. In January 2000, a cash fee of $1,000 was paid for attending the January Board meeting, except that those who attended by telephone were paid $250. A cash fee of $500 was paid to those attending the January Audit Committee meeting.

  Subsequently, the new schedule for directors' fees previously approved by the Board and the Compensation Committee of the Board in 1999 was implemented. The new schedule provides each non-employee director with an annual retainer of $12,000, $2,000 per Board meeting attended, $1,000 per Committee meeting attended, and $500 per telephonic meeting attended. In 2000, these fees were paid with the Company's Common Stock with a value equal to the total of fees for the Board and Committee meetings attended and 25% of the annual retainer, divided by the closing price on the day of the Board meeting. Fees for telephonic meetings were paid in stock based on the closing price of the Company's stock on the day of the telephonic meeting.

  Restricted stock awards were granted to non-employee directors at the time of the spin-off of the Company from CNF Inc. on December 2, 1996, except for Mr. Henry Montgomery, who was recently appointed a director. Awards for 16,667 shares (41,667 for the Chairman of the Board), which were intended as part of directors' compensation in 1999, have not vested because the required stock price of $11.96 share has not been attained. If the price is not reached by December 2, 2001, the awards will be forfeited.

  On May 11, 1999, each non-employee director of the Company was automatically granted an option to purchase 25,000 shares of the Company's Common Stock under the Company's Non-

Employee Directors' Stock Option Plan (the "Directors' Plan"), except the Chairman of the Board, who was granted an option for 50,000 shares in recognition of the extra services he performs for the Company. The exercise price of the options is $13.00 per share, the closing price of the Company's Common Stock on May 10, 1999, the last trading day prior to the date of grant. Each of these options vests monthly over 48 months, beginning January 31, 2000. Options for one-fourth of the shares vested in 2000.

                      COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning compensation of those persons who, during the year ended December 31, 2000, served as Chief Executive Officer or who were among the four most highly compensated officers of the Company, other than the Chief Executive Officer, who were serving as executive officers as of December 31, 2000 (collectively, the "Named Executives").

                           Annual Compensation               Long Term Compensation
                          ---------------------------      ---------------------------
                                                             Restricted    Securities   All Other
    Name & Principal            Salary        Bonus             Stock      Underlying  Compensation
       Positions          Year   ($)           ($)         Awards ($)(/7/) Options (#)   ($)(/8/)
    ----------------      ---- --------      --------      --------------- ----------- ------------
P. H. Blake(/1/)........  2000 $328,561      $400,000(/1/)    $     --       126,000    $    9,001
 President, Chief         1999  291,287            --          267,188        60,000         9,882
 Executive                1998  245,102       123,415               --            --        10,555
 Officer and Director


T. A. Paulsen(/2/)......  2000 $268,871      $     --         $     --        76,500    $   11,919
 Executive Vice           1999  228,499            --           84,375        30,000        11,723
 President--              1998  216,908        81,721          374,996           --         15,433
 Chief Operating Officer


R. E. Wrightson(/3/)....  2000 $270,666      $     --         $     --        55,000    $   16,405
 Executive Vice           1999  249,013            --          182,813        42,000        16,338
 President and            1998  234,884       125,076               --            --        21,352
 Chief Financial Officer


P. J. Brady(/4/)........  2000 $207,484      $     --         $     --        55,000    $    6,009
 Senior Vice President--  1999  189,695            --           42,188        16,000         5,511
 Sales and Marketing      1998  179,662        57,608               --            --         6,422


S. D. Richards..........  2000 $222,508      $     --         $     --        55,000    $    9,303
 Senior Vice President    1999  227,442            --          182,813        42,000         9,677
 and                      1998  207,288       106,496               --            --        13,929
 General Counsel


W. R. Curry(/5/)........  2000 $128,320(/5/) $     --         $     --            --    $3,225,937
 Former President, Chief  1999  467,164            --          421,875       100,000        38,193
 Executive Officer and    1998  425,880       285,241               --            --        84,547
 Director


G. R. Evans(/6/)........  2000 $209,864      $100,000(/6/)    $105,938        50,000    $       --
 Vice Chairman of the     1999       --            --               --        25,000            --
 Board of Directors and   1998       --            --               --            --            --
 Former Interim Chief
 Executive Officer

--------
1. Mr. Blake was named President, Chief Executive Officer and a Director on May 8, 2000. The Board of Directors granted Mr. Blake a signing bonus upon being named President, Chief Executive Officer and a Director.

2. Mr. Paulsen was named Chief Operating Officer on May 8, 2000.

3. Mr. Wrightson was named Executive Vice President and Chief Financial Officer on July 5, 2000.

4. Mr. Brady was named Senior Vice President--Sales and Marketing on February 28, 2000.

5. Mr. Curry retired as President, Chief Executive Officer and a Director on January 24, 2000. Salary includes $82,617 paid in lieu of vacation upon Mr. Curry's retirement.

6. Mr. Evans served as Interim Chief Executive Officer from January 24, 2000 to May 8, 2000. Mr. Evans was paid a salary at the annual rate of $457,028. His annual salary was reduced to $120,000 when Mr. Blake was appointed the Chief Executive Officer. The Board of Directors granted Mr. Evans a performance bonus for his service as Interim Chief Executive Officer.

7. Mr. Evans was granted a restricted stock award for 15,000 shares of the Company's Common Stock upon becoming the Chief Executive Officer. The award is contingent on the closing price of the Company's stock averaging $10.03 or more per share over ten consecutive trading days on or prior to May 12, 2002. The value of the award was calculated using the $7.0625 closing stock price on February 14, 2000, the date of the grant.

   In 1999, the Named Executives were granted restricted stock awards as follows: Mr. Blake--19,000 shares; Mr. Paulsen--6,000 shares; Mr. Brady 3,000 shares; Messrs. Wrightson and Richards--13,000 shares each; and Mr. Curry--30,000 shares. These awards are contingent on the closing price of the Company's stock averaging $20 or more per share over ten consecutive trading days on or prior to May 12, 2002. The value of the awards was calculated using the $14.0625 closing stock price on the date of the award. Mr. Curry forfeited his award on January 24, 2001 pursuant to the terms of the award.

   Mr. Paulsen was granted a restricted stock award in 1998 for 33,333 shares contingent on the closing price of the Company's stock averaging $14.25 per share for 8,333 shares and $16.63 per share for 25,000 shares over ten consecutive trading days on or prior to December 2, 2001. The 8,333 shares that were contingent on the closing price of the Company's stock averaging $14.25 per share, vested in December 1998. The value of these awards was calculated using the $11.25 closing stock price on the date of the award.

   The dollar value of restricted stock held by the Named Executives as of December 31, 2000 is as follows, based on $4.1875 per share, the closing price of the Company's stock on December 29, 2000.

                                                                       Value of
                                                            Number of Restricted
                                                             Shares     Shares
                                                              as of     as of
      Named Executive                                       12/31/00   12/31/00
      ---------------                                       --------- ----------
      P. H. Blake..........................................   69,000   $288,938
      T. A. Paulsen........................................   47,667    199,606
      R. E. Wrightson......................................   54,667    228,918
      P. J. Brady..........................................   19,667     82,356
      S. D. Richards.......................................   54,667    228,918
      W. R. Curry..........................................  130,000    544,375*
      G. R. Evans..........................................   21,667     90,731

     --------
     *  Forfeited on January 24, 2001 pursuant to terms of award.

8. For 2000, All Other Compensation consists of the following:
  (a) 401(k) Match: matching contributions in the Company's Common Stock under the Company's Stock and Savings Plan: $2,550 for Messrs. Blake, Paulsen, Wrightson, Brady and Richards.
  (b) Deferred Compensation: above market interest credited on deferred compensation: Mr. Blake--$517; Mr. Paulsen--$2,248; Mr. Wrightson-- $9,976; Mr. Brady--$733; Mr. Richards--$915; and Mr. Curry--$27,211.

  (c) Split Dollar Life Insurance: compensation attributable to split dollar life insurance represents the present value of the interest (compounded annually) projected to accrue on the portion of the current year's insurance premium paid by the Company: Mr. Blake--$5,934; Mr. Paulsen-- $7,121; Mr. Wrightson--$3,879; Mr. Brady-- $2,726; Mr. Richards $5,838;
      and Mr. Curry--$4,010. The portion of the premium payments paid by the Company are recovered by the Company from the cash value of the policy upon the earlier of: (1) the end of the employee's service with the Company other than for retirement or disability, (2) the employee's death, or (3) the later of the fifteenth anniversary of the employee's participation in the plan or age 65.
  (d) Curry Employment Agreement: amounts paid pursuant to Mr. Curry's employment agreement: (1) $2,218,783 severance payment; (2) $9,961 in health benefits of which $3,131 was paid in 2000; (3) $7,000 in lieu of the 401(k) match under the Company's Stock and Savings Plan of which $2,200 was paid in 2000; (4) $8,090 in monthly supplemental retirement benefits with a present value of $916,972 and (5) $42,000 automobile allowance of which $13,200 was paid in 2000.

                         II. OPTIONS/SAR GRANTS TABLE

                    Options/SAR Grants in Last Fiscal Year

                           Numbers of     % of Total
                           Securities      Options
                           Underlying     Granted to
                             Options     Employees in Exercise Price Expiration Grant Date
Name                     Granted(#)(/1/) Fiscal Year  ($/Share)(/2/)    Date    Value(/3/)
----                     --------------- ------------ -------------- ---------- ----------
P. H. Blake.............     126,000         9.48%       $4.71875    5/16/2007   $341,460

T. A. Paulsen...........      76,500         5.76%       $4.71875    5/16/2007   $207,315

R. E. Wrightson.........      55,000         4.14%       $4.71875    5/16/2007   $149,050

P. J. Brady.............      55,000         4.14%       $4.71875    5/16/2007   $149,050

S. D. Richards..........      55,000         4.14%       $4.71875    5/16/2007   $149,050

G. R. Evans.............      50,000         3.76%       $7.06250     2/6/2003   $159,555

--------
1. Options vest twenty-five percent on each of the following dates: July 15, 2000; May 16, 2001; May 16, 2002; and May 16, 2003, except for Mr. Evans whose option is fully vested.
2. Equal to the most recent closing price of the stock at the time of the grant.
3. The grant date present value is based upon the Black Sholes option pricing model using the following assumptions: option exercise price equals the fair market value on the date of the grant; risk-free interest rate, 6.30%; expected life, 5 years; expected volatility, 60%; and expected dividend, 0%. The use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company's stock options are not transferable so the "present value" shown cannot be realized by the executive. Future compensation resulting from the option grants will ultimately depend on the amount (if any) by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value for Mr. Evans is based on an expected life of 3 years, the life of the option.

              III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                   Number of               Value of
                                                  Securities              Unexercised
                          Shares                  Underlying         in-the-Money Options
                         Acquired             Unexercised Options     at Fiscal Year End
                            on     Value      at Fiscal Year End         Exercisable/
Name                     Exercise Realized Exercisable/Unexercisable Unexercisable($)(/1/)
----                     -------- -------- ------------------------- ---------------------
P. H. Blake.............    --       --         46,500/139,500                0/0

T. A. Paulsen...........    --       --         26,625/79,875                 0/0

R. E. Wrightson.........    --       --         24,250/72,750                 0/0

P. J. Brady.............    --       --         17,750/53,250                 0/0

S. D. Richards..........    --       --         24,250/72,750                 0/0

G. R. Evans.............    --       --         56,250/18,750                 0/0

W. R. Curry.............    --       --         100,000/0                     0/0

--------
1. Based upon the closing price of $4.1875 on December 29, 2000.

                            IV. PENSION PLAN TABLE

                     Estimated Annual Retirement Benefits

  The following table shows the approximate annual pension payable to higher paid participants.

                                            Years of Plan Participation
                                      ---------------------------------------
         Final Average Eligible
           Compensation(/1/)            15      20      25      30      35
   ---------------------------------- ------- ------- ------- ------- -------
   $200,000..........................  43,430  62,340  81,260 100,170 120,590
   $300,000..........................  67,460  96,600 125,740 154,880 185,600
   $400,000..........................  91,520 130,900 170,280 209,660 250,610
   $500,000.......................... 115,580 165,200 214,810 264,430 315,620
   $600,000.......................... 139,640 199,490 259,350 319,200 380,630
   $700,000.......................... 163,700 233,790 303,880 373,980 445,640
   $800,000.......................... 187,760 268,090 348,420 428,750 510,650

--------
1. Compensation covered for the Named Executives is the highest annual average of the "Salary" and "Bonus" over five consecutive years of the last ten years of employment. Retirement benefits shown are payable at or after age 65 in the form of a straight life annuity, calculated using the current level of Social Security benefits. Retirement benefits shown will not be reduced for any Social Security benefits received.

   Federal law places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pension payments that may be paid under federal income tax qualified plans. The Company has adopted a non-qualified plan to provide for payment out of the Company's general funds for benefits not covered by the qualified plan. The table above represents total retirement benefits, which may be paid from a combination of the qualified and non-qualified plans.

   As of December 31, 2000, Messrs. Blake, Paulsen, Wrightson, Brady, Richards and Curry had approximately 25, 32, 33, 21, 9 and 32 years of plan participation, respectively.

           EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Company entered into employment agreements with Messrs. Blake, Paulsen, Wrightson, Brady, Richards and Curry that provide for continued salary and benefits and the opportunity to earn short-term and long-term incentive compensation at not less than current levels.

  Mr. Blake's agreement provides for a three-year term ending December 31, 2003. The agreements for the other executives, except Mr. Curry, provide for two-year terms ending December 31, 2002. The agreements automatically renew for one more year on January 1 of each year unless such renewal provision is terminated by the executive or the Company. All agreements automatically terminate when the executive reaches age 65. They terminate sooner upon termination for cause, voluntary termination of employment, death or disability.

  In the event of termination of employment by death or disability, the executive will be entitled to a lump sum payment of six months base salary and target bonus, plus health benefits and age and service credits under the Company's retirement plans. In the event of termination of employment by the Company without cause or if the executive resigns due to a constructive termination of employment by the Company, the executive will be entitled to a lump sum payment of salary and target bonus and continued benefits for the remainder of the term of his employment agreement. The executive will also be entitled to (i) pro-rata short-term and long-term incentives based upon performance of the Company to date of termination; (ii) additional age and service credits under the Company's pension and supplemental retirement plans for the remainder of the term of the employment agreement with benefits determined as if the executive had continued employment for that period at current salary and target bonus; and (iii) acceleration of the vesting of any stock awards.

  In the event of a change-in-control, the terms of the employment agreements will automatically be extended for one additional year. If an executive's employment is terminated without cause or by constructive termination within 24 months of a change-in-control, the executive will be paid in a lump sum base salary, target bonus and automobile allowance for the remainder of the term of the agreement, plus be given three years age and service credit under the Company's retirement plans with benefits determined as if the executive had continued employment for that period at current salary and target bonus, and be entitled to continued health care without premiums for the executive and his spouse until eligible for Medicare, or ten years, whichever is shorter. In addition to the severance payments described above, the executive would be entitled to receive an additional payment, net of taxes, to compensate for any excise tax required on those or other payments to the extent required under the Internal Revenue Code for excess severance payments. The executive has the right to voluntarily resign in the thirteenth calendar month following a change-in-control and receive twelve months of base salary, target bonus and benefits in lieu of the more extensive severance compensation under the employment agreement.

  Constructive termination includes a reduction in base salary, target bonus or long-term incentive opportunity, material reduction of benefits, material changes in responsibilities, and, in the event of a change-in-control, relocation. "Change-in-control" generally includes: (i) a merger, consolidation or reorganization where less than 50% of the voting power is retained by the Company's shareholders; (ii) the sale of at least 50% of the Company's assets in a 12 month period and thereafter less than 50% of the voting power is retained by the Company's shareholders; (iii) the acquisition of beneficial ownership of 25% or more of the Company's voting power by any person as the term "person" is used under the Securities Exchange Act of 1934;
(iv) the current directors ceasing to be a majority of the directors of the Company during any two-year period unless approved by two-thirds of the incumbent directors; and (v) the Company filing a report with the Securities and Exchange Commission under applicable law that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to a then-existing control or transition; or (vi) a liquidation or dissolution of the Company.

  Mr. Curry had an employment agreement with a term ending December 31, 2002. He resigned as President and Chief Executive Officer and retired with the approval of the Board of Directors on January 24, 2000. As required by his employment, he was paid his salary and target bonus for the remainder of the term of his employment agreement and was given the benefits shown in the Summary Compensation Table and the related footnotes.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  One of the Compensation Committee's responsibilities is to determine the compensation of officers, including the chief executive officer and the other most highly compensation executive officers shown earlier in the "Summary Compensation Table" (the "Named Executives"). The Committee was composed of three non-employee directors in 2000, until expanded to four when Mr. William
D. Walsh rejoined the Committee in May 2000.

Policies

  The Committee has established "pay-for-performance" as the guiding principle of compensation, with a major portion of total compensation "at risk" through short-term and long-term incentives. The greater the executive's responsibilities, the higher the percentage of total potential compensation should be "at risk."

  The Committee has also determined that the Company should pay competitive base salaries and above average incentive compensation for achievement of objectives for the long-term success and competitiveness of the Company. Short-term incentives should be tied to measurable performance goals established at the beginning of the year. However, the Committee has reserved the discretion to increase or award bonuses for significant corporate accomplishments, superior performance relative to comparable companies, and to take into account external factors that may adversely affect performance such as general economic conditions. Long-term incentives should closely align the interests of executives with the long-term interests of the Company and its shareholders.

  The Committee believes that compensation, including salary, should be measured and evaluated against a peer compensation group. Salaries should also take into account compensation outside the peer group where the Company may compete for executive talent, and subjective factors, such as experience, responsibilities, performance and value to the Company. The peer compensation group is not the same as the companies included in the S&P SmallCap Trucking Index used later in the "Performance Graph," but rather a broader group of transportation companies selected by the Committee which it believes is representative of the market in which the Company may compete for executive talent.

  Using the peer compensation group as a general guideline, the Committee targets salaries between the 50th and 75th percentile of that group. Short-term and long-term incentives, are targeted to be competitive with the peer group, based on the performance of management.

Base Salary

  Salaries are reviewed annually by the Compensation Committee. The Committee exercises subjective judgment based upon a variety of factors. These include, from time to time: (i) advice and information provided by an independent compensation consultant; (ii) recommendations from the Chief Executive Officer for officers other than himself; (iii) salaries for comparable executives at other transportation companies; (iv) responsibilities, performance, knowledge, experience and value of the services of the executives considered; and (v) performance of the Company. The Committee does not assign a relative importance to any one factor. Rather, the Committee reaches a consensus based on the weighing of these factors by each member of the Committee based on his individual views and experience.

Short-Term Incentive Compensation

  The Board of Directors approved a 2000 cash incentive plan for all regular, full-time, non-contractual employees based upon measurable performance objectives. The plan included the opportunity to surpass that target for exceeding performance objectives. Bonuses were targeted at 35% of salary for officers, 50% for senior officers, 55% for the Chief Operating Officer and 65% of salary for the Chief Executive Officer.

  2000 target bonuses for officers were based upon pre-tax, pre-incentive profits of the Company as a whole or its principal U.S. operating subsidiary. The target bonus for the officer managing Canadian operations was based on the profits of the Canadian operations. In 2000, performance criteria established at the beginning of the year for the Company, as a whole and its principal U.S. operating subsidiary, were not met. Neither the Chief Executive Officer nor any of the other Named Executives earned any bonuses for 2000 under the plan. A discretionary bonus was paid to the new Chief Executive Officer in recognition of his promotion and in lieu of paying him a competitive salary as discussed below.

Long-Term Incentive Compensation

  In June, 2000, the Compensation Committee approved grants of incentive and non-qualified stock options to officers and senior management, at an exercise price of $4.71875 per share, the closing price on the date of grant. One-fourth of the options vested on July 15, 2000 and the remaining options vest in equal installments on May 16, 2001, 2002 and 2003. The options expire on May 16, 2007.

  The stock option grants were deemed to be consistent with the objective of aligning the interests of officers with the long-term interests of the Company's shareholders. The grants were also in keeping with the general policy of pay-for-performance and the policy that an even greater portion of the total potential compensation for officers generally, and even more so for the Named Executives, should be tied to performance.

  The share awards were based upon the principle that the officers are the key executives who can increase the Company's profits, thereby benefiting the Company's shareholders. In making its decision to grant options in 2000, the Committee considered the terms and amount of options and restricted stock awards already held by the Named Executives, and determined that the additional grants were appropriate to provide an incentive to management, including Named Executives, to accelerate the return of the Company to profitability. Allocation among officers was based upon a subjective judgment of the relative contribution that would be made by the individual executives. The awards to the Named Executives are disclosed in the preceding "Options/SAR Grants Table."

CEO Compensation

  Mr. Curry resigned his positions and retired on January 24, 2000 with the approval of the Board of Directors. He thereupon became entitled to the severance and benefits described in the preceding "Employment Agreements and Change-In-Control Arrangements."

  Mr. G. Robert Evans, a member of the Board of Directors, was elected Vice Chairman and Chief Executive Officer, pending a review of internal and external candidates for the CEO position with the help of a search firm. Mr. Evans was given an annual salary of $457,028 and a target bonus of 65% of salary, the same as the former CEO. The Committee based its decision on the prior review of Mr. Curry's salary and bonus, and review of peer group compensation. No target bonus was earned.

  In addition, Mr. Evans was granted a restricted stock award for 15,000 shares, which will vest if the average closing price of the Company's stock equals or exceeds $10.03 per share for ten consecutive trading days on or prior to May 12, 2002. This represents a 42% premium over the closing price of the stock on the date of grant. In addition, Mr. Evans was granted stock options for 50,000 shares, having an exercise price of $7.0625 per share, the fair market value of the date of grant, which vested in full on May 14, 2000. Mr. Evans was granted one-half the number of option shares most-recently granted to Mr. Curry on the basis that Mr. Evans was making a one year commitment to serve as CEO and then to serve in support of the new CEO for an undefined period thereafter.

  On May 8, 2000, Mr. Patrick H. Blake was named to succeed Mr. Evans as CEO. At that time, Mr. Evans' salary was reduced to $120,000 and a one-time payment of $100,000 was made to him. Mr. Blake was given a salary of $350,000, which was recognized as substantially below the median compensation paid by peer companies for the position. In lieu of a competitive salary, the Committee recommended an immediate payment of $400,000. Such compensation was intended to recognize his past efforts and provide an incentive for Mr. Blake to maximize short-term performance by giving him a one-time bonus to pay down loans on Company stock and by keeping his salary substantially below market until the Company's performance improves.

Policy on Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code generally limits the deductibility of certain compensation paid to the chief executive officer or any of the four other most highly compensated executives as of the end of the fiscal year in excess of $1 million annually. There is an exception for certain performance-based compensation established and administered by "outside directors" defined in Section 162(m). Because Mr. O'Brien was an officer of the Company's principal operating subsidiary more than twenty years ago, he may not qualify as an outside director. Accordingly, a separate Compensation Committee, which excludes Mr. O'Brien, acts on all matters (including the options and restricted stock grants to executive officers referred to earlier) which may qualify for the performance-based compensation exemption under Section 162(m).

  The Company's Compensation Committee has adopted the general policy that compensation paid to the officers subject to the deductibility limitation should be structured so as to maximize the deductibility of such compensation for federal income tax purposes. Currently, the Committee expects that all compensation paid to executive officers will be deductible. The Committee, however, reserves the discretion to pay compensation to executive officers that may not be deductible.

                          THE COMPENSATION COMMITTEE

            Robert W. Hatch, Chairman               Raymond F. O'Brien
            James B. Malloy                         William D. Walsh

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Compensation Committee have been independent directors of the Company and have had no other relationships with the Company and its subsidiaries, except that Mr. O'Brien previously served as an officer of the Company's principal operating subsidiary from 1962 to 1975.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of the Company consists of three independent directors who are responsible for engaging the independent auditors and assuring that management fulfills its responsibilities in the preparation of the financial statements. The Audit Committee has fulfilled its responsibilities, outlined in the formal written charter that is attached as Appendix 1 to this proxy statement.

  The Audit Committee has:

  . Reviewed and discussed the audited financial statements as of and for the year ended December 31, 2000 with management.

  . Discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61, "Communication with Audit Committees."

  . Received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

  . Has discussed with Arthur Andersen LLP their independence from the Company and its management.

  Based upon the Audit Committee's review of the financial statements as of and for the year ended December 31, 2000 and discussions with both management and Arthur Andersen LLP, the Audit Committee has recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

  The following is a summary of fees paid to Arthur Andersen LLP for the year ended December 31, 2000:

   Audit.............................................................. $268,406
   Financial Systems Design and implementation........................      -0-
   All Other..........................................................  529,629
                                                                       --------
   Total Fees......................................................... $798,035
                                                                       ========

  The Audit Committee has considered and determined that the fees for services other than the audit are compatible with maintaining the accountants' independence.

                              THE AUDIT COMMITTEE

                           John M. Lillie, Chairman
                               Paul B. Guenther
                               William D. Walsh

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company believes that during 2000 its executive officers and directors timely complied with all filing requirements of Section 16(a) of the Securities and Exchange Act of 1934.

                               PERFORMANCE GRAPH

       Consolidated Freightways Corporation, S&P SmallCap 600 Index and
                          S&P SmallCap Trucking Index

  The graph assumes that $100 was invested on November 13, 1996, the date on which "when-issued" trading commenced in the Company's Common Stock, in each of the Company's Common Stock ("CFWY"), the S&P SmallCap 600 Index and the S&P SmallCap Trucking Index, and that dividends in the two indexes were reinvested. Prices used in the graph for November 13, 1996 for the two indexes which only report prices as of the last day of each month, are from October 31, 1996.

                COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN
       Among Consolidated Freightways Corporation, the S&P Small Cap 600
                  Index and the S&P Small Cap Trucking Index

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                                             Cumulative Total Return
                                                      11/13/96        12/96        12/97        12/98        12/99        12/00
CONSOLIDATED FREIGHTWAYS CORPORATION                    100.00       147.92       227.08       264.58       132.30        69.80
S & P SMALLCAP 600                                      100.00       106.43       133.65       137.30       154.33       172.54
S & P SMALL CAP TRUCKING                                100.00       107.13       137.72       130.96       153.31       221.27

                              CONFIDENTIAL VOTING

  The Board of Directors has adopted a confidential voting policy. Under this policy, all proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions, and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

  Access to proxies, ballots and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count and tabulation of proxies.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Under the rules of the Securities and Exchange Commission, shareholder proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary, Consolidated Freightways Corporation, at 16400 S.E. CF Way, Vancouver, Washington, 98683 and must be received by December 3, 2001. With respect to shareholder proposals not intended to be included in the proxy statement or nominations of persons for election to the Board, the Company's Bylaws require that advance notice of such proposals and nominations be given to the Corporate Secretary no later than the close of business on the 45th day and no earlier than the close of business on the 75th day prior to the first anniversary of the day on which proxy materials for the prior year's annual meeting were first mailed to shareholders. Proposals and nominations received outside of this period will not be eligible to be raised or voted upon at the meeting. Any notice of a proposal or nomination must include certain information about the shareholder, the proposal and nominee as well as the written consent of any nominee, all as required by the Bylaws of the Company. A copy of these Bylaw provisions may be obtained without charge by writing to the Corporate Secretary.

                                 OTHER MATTERS

  The Company will furnish to interested shareholders, free of charge, a copy of its 2000 Annual Report on Form 10-K that is filed with the Securities and Exchange Commission. Please direct your written request to the Corporate Secretary, Consolidated Freightways Corporation, P.O. Box 871570, Vancouver, Washington, 98687-1570.

  The Company will pay the expense of proxy solicitation. The solicitation is being made by mail and may also be made by telephone, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. The Company has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies, for which the Company will pay a fee of $1,500. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's Common Stock.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ MARYLA R. FITCH
                                          Vice President and Secretary

April 3, 2001

                                                                     APPENDIX 1

                     CONSOLIDATED FREIGHTWAYS CORPORATION

                            AUDIT COMMITTEE CHARTER

Statement of Policy

  The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal auditors and the independent accountants.

Membership

  The Audit Committee shall be comprised of:

  . At least three independent directors. A director will not be considered independent if, among other things, he or she has:

    . Been employed by the corporation or its affiliates in the current or past three years;

    . Accepted compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

    . An immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer.

    . Been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    . Been employed as an executive of another entity where any of the corporation's executives serve on that entity's compensation committee.

  . All directors must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

  . At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

  The duties and responsibilities of the Audit Committee of the Board of Directors of Consolidated Freightways Corporation are to:

  . Recommend to the Board of Directors the engagement, retention and discharge of the independent auditors.

  . Review the annual financial statements and the results of the audit with management and the independent auditors.

  . Review and approve the arrangements for the annual independent audit, including the proposed scope of the audit and related fees.

  .  Review and assess the adequacy of their charter on an annual basis.

  . Meet with the independent auditors during each year without the presence of management, at such times as the chairman of the committee may direct.

  . Annually disclose in the proxy statement that the audit committee meets or exceeds the certification requirements of the SEC.

  . Review with management and the independent auditors the recommendations made by the independent auditors relating to proposed changes in accounting procedures and internal accounting controls.

  Review proposed internal audit plans for the coming year, receive progress reports on the audit plan, and review a summary of findings for the completed audits.

                 [LOGO OF CONSOLIDATED FREIGHTWAYS CORPORATION]








                                [RECYCLING LOGO]
                                 Recycled Paper

                                 CONSOLIDATED
                                  FREIGHTWAYS
                                  CORPORATION




                     CONSOLIDATED FREIGHTWAYS CORPORATION


                                   P R O X Y

          This Proxy is Solicited on Behalf of the Board of Directors of Consolidated Freightways Corporation

     The undersigned appoints Thomas A. Paulsen, Stephen D. Richards, Robert E. Wrightson and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CONSOLIDATED FREIGHTWAYS CORPORATION, which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 15,2001 at 10:00 A.M. or at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.

     This proxy when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors set forth on the reverse side of this card and FOR ratification of appointment of independent auditors.

     For participants in the Company's 401k Plan, Stock and Savings Plan and CF AirFreight Savings Plan, any shares held in the share owner's account on the record date will be voted by the applicable trustee of the applicable plan in accordance with the participant's instructions or if no instructions are given, such shares will be voted in the same proportion as all other shares in the plan for which instructions are received. The trustees will vote in their discretion upon other business as may properly come before the meeting.


CONSOLIDATED FREIGHTWAYS CORPORATION
P.O. BOX 11007
NEW YORK, N.Y. 10203-0007


(Continued and to be signed on other side)

Consolidated Freightways Corporation
16400 S.E.CF Way
Vancouver, Washington 98683

DEAR SHAREHOLDER:

The Annual Meeting of Shareholders of Consolidated Freightways Corporation ("the Company ") will be held at 10:00 A.M., Pacific Daylight Time, on Tuesday, May 15,2001,at The Heathman Lodge, 7801 N.E. Greenwood Drive, Vancouver, Washington, to:

1.  Elect three Group 2 directors for a three-year term;

2. Ratify appointment of Arthur Andersen LLP as independent auditors of the Company; and

3. Transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Shareholders of record at the close of business on March 16,2001,re entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend, I urge you to SIGN,DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

                              Sincerely,

                              MARYLA R.FITCH
                              Vice President and Secretary

April 3,2001

                                                    Detach Proxy Card Here
----------------------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR the election of directors and FOR the ratification of appointment of independent auditors.

1. Election of three Group                     FOR all nominees            WITHHOLD AUTHORITY to vote            *EXCEPTIONS
   2 directors for a three-year term           listed below.               for all nominees listed below.

Nominees: Patrick H. Blake, Paul B. Guenther, William D. Walsh
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

2. Ratify appointment of Arthur Andersen LLP as           The proxies are hereby authorized to vote in their discretion upon such
   independent auditors of the Company.                   other matters as may properly come before the meeting and any adjournments or postponements thereof.

FOR              AGAINST               ABSTAIN

                                                                          Change of Address and/or
                                                                          Comments Mark Here x

                                                                   Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                         administrator, trustee or guardian, please give full title as such.

                                                                   Dated ___________________________________________________, 2001

                                                                   Signature ________________________________________________

                                                                   Signature ________________________________________________

Please Mark, Sign, Date and Return the Proxy Card Promptly         Votes must be indicated
Using the Enclosed Envelope.                                       (x) in Black or Blue ink.              X


            Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope